Exhibit 99.1

For Further Information:

David A. Crittenden

Chief Financial Officer

dcrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Announces 2015 Earnings Release and Planned Investor Communication Dates

Warren, MI – February 2, 2016 – Universal Truckload Services, Inc. (NASDAQ: UACL), announced today the planned release of 2015 financial results after the market closes on Thursday, February 25, 2016.

Demand for our transportation and logistics services in late 2015 broadly aligned with expectations. Based on information available to us as of February 2, 2016, we expect to report fourth quarter total operating revenues in a range between $283 million and $288 million, and 2015 total operating revenues of $1.13 billion. Anticipated 2015 annual revenues are approximately 5.0% less than $1.19 billion in 2014, reflecting reduced demand and lower fuel surcharges in truckload transportation services, stable demand in value-added services, and growth in our intermodal business.

Earnings per share for the fourth quarter of 2015 are anticipated in the range of $0.32 to $0.33 per share, resulting in full-year 2015 EPS in the range of $1.35 to $1.36 per share. Projected EPS includes a non-cash charge of approximately $0.8 million after tax related to our December 2015 refinancing of $234.5 million of outstanding indebtedness.

The above information is subject to adjustments as Universal completes its annual financial close and reporting processes, including the annual audit of our consolidated financial statements.

Investor Conferences:

Jeff Rogers, Universal’s CEO and David Crittenden, CFO, will attend two upcoming investor conferences:

Stifel 2016 Transportation & Logistics Conference at The Ritz-Carlton in Key Biscayne, Florida. Universal’s presentation begins at 8:45 AM ET on Wednesday, February 10, 2016.

BB&T Capital Markets 31st Annual Transportation Services Conference at The Biltmore Hotel in Coral Gables, Florida. Universal’s presentation begins at 8:40 AM ET on Thursday, February 11, 2016.

At both conferences, we will present Universal’s unique capabilities, reflect on current market and operating trends, discuss recent corporate developments, and outline plans and expectations for future growth.

Each conference will be broadcast live via the internet at http://www.goutsi.com. Click on “Investors” and then click the webcast link. A webcast replay will be available for 30 days following each event.

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Conference Call:

We invite analysts and investors to participate in our 2015 financial performance conference call:

Time: 10:00 AM ET

Date: Friday, February 26, 2016

Call Toll Free: (866) 622-0924

International Dial-in: +1 (660) 422-4956

Conference ID: 26586117

A replay of our conference will be available two hours after the call through March 24, 2016, by calling (855) 859-2056 (toll free) or +1 (404) 537-3406 (toll) and using conference ID 26586117. Additionally, the call will be available on investors.goutsi.com.

About Universal

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, value-added, and intermodal services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.